                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 9, 2001, on the Company's consolidated financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ending on December 31, 2000 to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP
Chicago, Illinois
September 10, 2001